SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Rydex ETF Trust
                                  -------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                   See Below
    ---------------------------------------               -------------------
    (State of incorporation or organization)                (IRS Employer
                                                          Identification No.)
               c/o Rydex
      9601 Blackwell Rd. Suite 500                              20850
             Rockville, MD                                -------------------
    ---------------------------------------                   (Zip Code)
   (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class             Name of Exchange on which           I.R.S. Employer
            to be Registered:              each Class is to be registered:     Identification Number:

Rydex S&P Equal Weight                     American Stock Exchange             20-5602161
Consumer Discretionary ETF

Rydex S&P Equal Weight                     American Stock Exchange             20-5602356
Consumer Staples ETF

Rydex S&P Equal Weight Energy              American Stock Exchange             20-5602500
ETF

Rydex S&P Equal Weight Financials ETF      American Stock Exchange             20-5602570

Rydex S&P Equal Weight Health Care ETF     American Stock Exchange             20-5602624

Rydex S&P Equal Weight Industrials ETF     American Stock Exchange             20-5602672


           Title of Each Class             Name of Exchange on which           I.R.S. Employer
           to be Registered:               each Class is to be registered:     Identification Number:
Rydex S&P Equal Weight Materials           American Stock Exchange             20-5602720
ETF

Rydex S&P Equal Weight Technology          American Stock Exchange             20-5602749
ETF

Rydex S&P Equal Weight Utilities           American Stock Exchange             20-5602792
ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-101625

Securities to be registered pursuant to Section 12(g) of the Act: None.

     Item 1. Description of Registrant's Securities to be Registered:

Reference is made to the Registrant's Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A filed August 18, 2006 (Securities Act file number 333-101625 and Investment Company Act file number 811-21261), which is incorporated herein by reference.

     Item 2. Exhibits

A.  Agreement and Declaration of Trust is incorporated by reference to Exhibit
(a)(1) of the Initial Registration Statement, as filed December 3, 2002.

B. Amended and Restated By-Laws of Trust are incorporated by reference to Exhibit (b) of the Registration Statement, as filed November 1, 2006.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                               Rydex ETF Trust

Date: October 23, 2006                             By:  /S/ Carl G. Verboncoeur
                                                        -----------------------
                                                            Carl G. Verboncoeur
                                                            President